                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                                Interlogix, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                                     [LOGO]



                                INTERLOGIX, INC.
                             A DELAWARE CORPORATION
                         114 WEST 7TH STREET, SUITE 1300
                               AUSTIN, TEXAS 78701

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       MAY 23, 2001, AT 8:30 O'CLOCK A.M.

TO INTERLOGIX, INC. STOCKHOLDERS:

                  The annual meeting of the stockholders of Interlogix, Inc. (the "Company"), will be held on May 23, 2001, at 8:30 o'clock a.m., C.D.T., at the Stephen F. Austin Inter-Continental Hotel, 701 Congress Avenue, Austin, Texas 78701, for the following purposes:

         o        To elect a Board of Directors.

         o To ratify the selection by the Board of Directors of Arthur Andersen LLP as the independent accountants to audit the consolidated financial statements of the Company for the year ending December 31, 2001.

         o To transact such other business as may properly come before the meeting or any adjournments thereof.

                  In accordance with the Bylaws of the Company, the Board of Directors has set the close of business on March 27, 2001, as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting or any adjournments thereof.

                  Your attention is respectfully directed to the attached Proxy Statement and the Proxy. IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING, PLEASE FILL IN THE ATTACHED PROXY AND DATE, SIGN AND MAIL IT AS PROMPTLY AS POSSIBLE IN ORDER TO SAVE THE COMPANY FURTHER SOLICITATION EXPENSE.


                                        By Order of the Board of Directors

                                        /s/ Michael S. Lafair

                                        Michael S. Lafair
                                        Secretary

Austin, Texas
April 12, 2001

                                INTERLOGIX, INC.
                             A DELAWARE CORPORATION
                         114 WEST 7TH STREET, SUITE 1300
                               AUSTIN, TEXAS 78701
                                 (512) 381-2760

--------------------------------------------------------------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 23, 2001

--------------------------------------------------------------------------------

                             SOLICITATION OF PROXIES

                  This Proxy Statement is submitted in support of the solicitation of the enclosed proxy by the Board of Directors of Interlogix, Inc., a Delaware corporation (the "Company"), for the annual meeting of the stockholders of the Company (the "Annual Meeting") to be held on May 23, 2001, at 8:30 o'clock a.m. at the Stephen F. Austin Inter-Continental Hotel, 701 Congress Avenue, Austin, Texas 78701, and at any adjournments thereof. The cost of solicitation will be borne by the Company. This Proxy Statement and the accompanying Proxy and Notice of Annual Meeting of Stockholders is intended by the Company to be mailed to its stockholders on or about April 12, 2001. The Company may reimburse brokerage firms, banks, and other custodians, nominees, and fiduciaries for expenses reasonably incurred in forwarding solicitation materials to beneficial owners of shares. The Company may have one or more of its officers or employees communicate by telephone, telegraph, or mail with some of the stockholders who may have omitted to return proxies.

                         VOTING AND REVOCATION OF PROXY

                  The Annual Meeting is being held for the purposes of electing the Company's Board of Directors, to ratify the selection by the Board of Directors of Arthur Andersen LLP as the Company's independent accountants for the year ending December 31, 2001, and to transact such other business as may properly come before the Annual Meeting or any adjournments thereof. The Annual Report on Form 10-K of the Company for the year ended December 31, 2000, including financial statements, is being mailed to stockholders simultaneously herewith, but such materials are not to be considered part of the proxy soliciting materials.

                  Only holders of record of shares of the Company's $0.01 per share par value common stock (the "Common Stock") at the close of business on March 27, 2001, the record date of the Annual Meeting, will be entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. The securities of the Company outstanding as of March 27, 2001, and which are entitled to vote at the Annual Meeting consist of approximately 19,463,287 shares of Common Stock, each share being entitled to one vote. Stockholders do not have the right to cumulate votes for the election of directors.

                  The enclosed Board of Directors' proxy, when properly signed and returned to the Company, will be voted at the Annual Meeting as directed therein. Proxies in which no direction is given with respect to the various matters of business to be transacted at the Annual Meeting will be voted (i) FOR the election of the eight nominees for the Board of Directors named in this

Proxy Statement; and (ii) FOR the ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants for the year ending December 31, 2001. While the Board of Directors knows of no other matters to be presented at the Annual Meeting or any adjournment thereof, all proxies returned to the Company will be voted on any such matter in accordance with the judgment of the proxy holders.

                  The enclosed proxy may be revoked at any time before it is voted by the execution and delivery of a proxy bearing a later date or by notification in writing given to the Secretary of the Company prior to the Annual Meeting. The enclosed proxy may also be revoked by attending the Annual Meeting and electing to vote in person.

                  A quorum, consisting of a majority of the shares of Common Stock entitled to vote at the Annual Meeting, must be present in person or by proxy before action may be taken at the Annual Meeting. In accordance with the laws of the State of Delaware and the Company's Certificate of Incorporation and Bylaws, (i) with respect to the election of directors, which requires a plurality of the votes cast, only proxies and ballots indicating votes "FOR all nominees," "WITHHELD for all nominees," or specifying that votes be withheld for one or more designated nominees, are counted to determine the total number of votes present and entitled to vote for the election of directors, and broker non-votes are not counted, and (ii) with respect to the adoption of all other proposals, which are decided by a majority of the shares of the Common Stock of the Company present in person or by proxy and entitled to vote, only proxies and ballots indicating votes "FOR," "AGAINST" or "ABSTAIN" on the proposal or providing the designated proxies with the right to vote in their judgment and discretion on the proposal are counted to determine the number of shares present and entitled to vote.

                  Broker non-votes will be counted for the purposes of determining the presence or absence of a quorum for the transaction of business, but will not be considered as votes cast with respect to a particular matter as to which the broker has expressly not voted. Accordingly, broker non-votes will have no effect upon the outcome of voting on matters presented to the stockholders at the Annual Meeting.

                        CHANGE OF CONTROL OF THE COMPANY

                  On May 2, 2000, pursuant to the Agreement and Plan of Merger and Reorganization dated as of September 28, 1999, as amended (the "Merger Agreement"), between the Company and SLC Technologies, Inc. ("SLC"), SLC merged with and into the Company, with the Company as the surviving corporation (the "Merger"). In the Merger, SLC's outstanding common stock was converted into 15,170,640 shares of the Company's Common Stock. Prior to the Merger, the sole stockholder of SLC was Berwind LLC, formerly Berwind Group Partners ("Berwind"), a Pennsylvania limited liability company that is principally engaged, through its subsidiaries, in the ownership and operation of industrial, natural resources, financial and real estate businesses.

                  As a result of and immediately following the exchange by the Company's stockholders of 50 percent of the outstanding shares of the Company's stock for $36.50 in cash per share, Berwind owned 78 percent of the issued and outstanding shares of the Company's Common Stock, which is the only class of voting securities issued by the Company. On June 6,

2000, Berwind purchased 586,156 additional shares of the Company's Common Stock and now owns approximately 81 percent of the issued and outstanding shares of the Company's Common Stock.

                  The source of funds used in connection with the cash election was borrowings from a syndicate of banks (composed of PNC Bank, National Association, as Administrative Agent for the Banks; The Bank of Nova Scotia, as Syndication Agent for the Banks; First Union National Bank, as Documentation Agent for the Banks; The Chase Manhattan Bank; National City Bank of Pennsylvania; Sun Trust Bank, Atlanta; The Bank of New York; Bank of America, N.A.; Summit Bank; Comerica Bank, as Co-Agents; the Banks named therein and the Borrowers from time to time party thereto), pursuant to a Credit Agreement, dated as of November 17, 1999 among SLC and the Banks in the syndicate (the "Credit Agreement"). The Credit Agreement was assumed by the Company immediately following the effective time of the Merger. The Credit Agreement provides for loans of up to an aggregate principal amount of $325 million to be borrowed by the Company and its subsidiaries, $235 million of which was borrowed immediately after the effective time of the Merger.

                  At the effective time of the Merger, the total number of persons serving on the Board of Directors of the Company was nine. Thereafter, membership on the Board of Directors of the Company was determined in accordance with a voting agreement by and among Berwind, Thomas L. Auth and MLGA Fund II, L.P. ("MLGA"), dated as of May 2, 2000. See "Voting Agreement."

                  Pursuant to the terms of the Merger, at the effective time of the Merger, the Certificate of Incorporation of the Company was amended (i) to change the name of the Company to "Interlogix, Inc.," (ii) to opt out of Section 203 of the Delaware General Corporation Law and (iii) to increase the number of authorized shares of Company Common Stock to 60,000,000.

                  The terms and conditions of the Merger, a description of the businesses of the Company prior to and following consummation of the Merger, details about the consideration paid by the Company in connection with the Merger, and further information about the terms of the Merger are contained in the Company's Definitive Proxy Statement filed with the Securities and Exchange Commission on March 28, 2000 and the definitive additional materials thereto filed by the Company. A copy of the Merger Agreement was filed as Exhibit 2.1 to the Company's Form 8-K filed on September 30, 1999. The Amendment to the Merger Agreement dated as of March 9, 2000 and a copy of the Company's press release dated May 2, 2000 relating to the consummation of the Merger were filed as
Exhibit 2.2 and Exhibit 99.1, respectively, to the Company's Form 8-K filed on May 12, 2000.

                                VOTING AGREEMENT

                  Berwind, Thomas L. Auth and MLGA are parties to voting agreement, dated as of May 2, 2000 (the "Voting Agreement"), whereby Berwind has agreed, subject to the terms of the Voting Agreement, that until the second anniversary of the effective time of the Merger, it will vote all shares of the Company's Common Stock owned by it for Thomas L. Auth, who will serve as Chairman of the Board of Directors of the Company. The foregoing description of the

Voting Agreement is qualified in its entirety by reference to the full text of the form of the Voting Agreement, which was filed as Exhibit 4.4 to the Company's Form 8-K filed on May 12, 2000.

                  Berwind beneficially owns over 50% of the outstanding shares of Common Stock and, consequently, is able to elect the entire Board of Directors of the Company, subject to the terms of the Voting Agreement. Berwind has indicated that it intends to vote all of its shares of Common Stock of the Company in favor of the nominees for directors.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                  As required by rules adopted by the Securities and Exchange Commission (the "SEC") under Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act"), since November 22, 1994, the Company's directors, executive officers and beneficial owners of at least 10% of the Company's Common Stock have been required to file with the SEC reports regarding their ownership of the Company's Common Stock and any subsequent changes in such ownership. Based upon inquiries made by the Company of its executive officers and directors, and based solely upon copies of such reports received from the Company's 10% beneficial owners of Common Stock, the Company believes that during 2000 all of these filing requirements were satisfied, except that Charles
E. Briskey and Duane Paulsen, former executive officers of the Company, failed to report four sales and five sales, respectively, made by them in connection with the Merger, and Sangwoo Ahn, a former director of the Company, failed to report three sales made by him in connection with the Merger. Additionally, M. Brian McCarthy, an executive officer of the Company, failed to timely report acquisitions of the Company's Common Stock made by him in June 2000. The transactions by Messrs. Paulsen, Ahn and McCarthy have since been reported prior to the date of this Proxy Statement. Messrs. Briskey, Paulsen and Ahn are no longer subject to the reporting requirements of Section 16(a) of the 1934 Act.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

                  The following table sets forth certain information with respect to the beneficial ownership of the Common Stock of the Company as of March 1, 2001 and options exercisable within 60 days of the date of this proxy statement, by (i) each stockholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) each director or nominee for director, (iii) each executive officer named in the Summary Compensation Table, and (iv) all current executive officers and directors as a group.

                                                                 Number of Shares
                                                                Beneficially Owned
                                                   Options       Including Options
5% Beneficial Owners, Directors, Named           Exercisable         Exercisable       Percent of Shares
     Executive Officers                        Within 60 Days      Within 60 Days       Outstanding(1)
--------------------------------------         --------------   ------------------     -----------------

Berwind LLC                                                0          15,756,796                81.0%
     1 Belmont Avenue
     Suite 401
     Bala Cynwyd, PA 19004
Thomas L. Auth                                       339,255             447,128                 2.3
C. G. Berwind, Jr.(2)                                      0          15,756,796                81.0
     3000 Centre Square West
     1500 Market Street
     Philadelphia, PA 19102
Kenneth L. Boyda                                     243,994             253,744                 1.3
Jan P. Brantjes                                            0                   0                   0
Brenda Broz Eddy                                           0                   0                   0
James L. Hamling(3)                                        0          15,761,796                81.0
Joe Hurst                                             35,250              40,250                   *
Lawrence C. Karlson                                        0              10,000                   *
John R. Logan                                         31,100              31,100                   *
M. Brian McCarthy                                     64,374              68,874                   *
Gerald D. Posner                                           0                 229                   *
Donald L. Seeley                                           0               7,500                   *
Hugues L. Waucquez                                    66,094              66,094                   *

All executive officers and directors                 812,167          16,718,586                  86%
     as a group (14 persons)

* Less than 1%.

(1) Percentages of outstanding shares are based on 19,463,287 shares of Common Stock outstanding as of March 1, 2001. Shares of Common Stock subject to options granted under the Company's Long-Term Stock Incentive Plan (1992) (the "Stock Incentive Plan"), the SLC Technologies, Inc. Stock Option Plan and the Interlogix, Inc. 2000 Stock Incentive Plan that currently are exercisable, or which become exercisable within 60 days of the date of this proxy statement, are deemed outstanding for computing the number and percentage ownership of the person or group holding such options but are not deemed outstanding for computing the percentages with respect to other persons. Except as otherwise noted, the persons named in the table and footnotes have sole voting and investment power with respect to all shares of Common Stock reported as beneficially owned by them.

(2) Mr. Berwind is a beneficiary of a trust that is a member of Berwind and may be deemed to have indirect beneficial ownership of the 15,756,796 shares of Common Stock held by Berwind. Such trust has an economic interest of 47.528% in Berwind. Mr. Berwind disclaims beneficial ownership of 52.472% of the shares, or 8,267,906 shares, held by Berwind.

(3) Mr. Hamling, as Chief Executive Officer of Berwind, may be deemed to have indirect beneficial ownership of the 15,756,796 shares of Common Stock held by Berwind. Mr. Hamling disclaims such beneficial ownership.

--------------------------------------------------------------------------------

                PROPOSALS TO BE ACTED UPON AT THE ANNUAL MEETING

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

GENERAL

                  The Bylaws of the Company provide that the number of directors may be set by the Board of Directors at any time but may not be fewer than three nor more than nine. The Board has set the number of directors at eight.

                  It is the recommendation of the Company's Board of Directors that the eight nominees named below be elected as directors, to serve as directors until the next annual meeting of the stockholders and until their successors shall be duly elected and qualified as directors. Unless otherwise directed, the proxies solicited by the Board of Directors will be voted in favor of the nominees named below. However, in the event of the inability or unwillingness of one or more of these nominees to serve as a director at the time of the Annual Meeting or any adjournments thereof, the shares represented by the proxies will be voted in favor of the remainder of such nominees and may also (in the discretion of the holders of said proxies) be voted for other nominees not named herein, in lieu of those unable or unwilling to serve. As of the date hereof, the Board of Directors knows of no nominee who is unable or unwilling to serve.

                  Seven of the nominees of the Board of Directors are presently serving as directors of the Company. One of our current directors, Mr. Berwind, has decided not to stand for reelection. Mr. Posner is a nominee for the Company's Board of Directors for the first time. The names, ages and tenure of the current directors and nominees are as follows:

                                                                              AGES            DIRECTOR SINCE
                                                                              ----            --------------

                  Thomas L. Auth                                               56                  1992
                  C. G. Berwind, Jr.                                           72                  2000
                  Kenneth L. Boyda                                             56                  2000
                  Jan P. Brantjes                                              65                  2000
                  Brenda Broz Eddy                                             58                  2000
                  James L. Hamling                                             59                  2001
                  Lawrence C. Karlson                                          58                  2000
                  Gerald D. Posner                                             53                    --
                  Donald L. Seeley                                             57                  2000

STOCKHOLDER APPROVAL

                  The affirmative vote of a plurality of the voting power of the shares present in person or by proxy at the Annual Meeting and entitled to vote (assuming a quorum is present) is required to elect each director.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE EIGHT NOMINEES FOR THE BOARD OF DIRECTORS SET FORTH ABOVE.

--------------------------------------------------------------------------------

INFORMATION REGARDING CURRENT DIRECTORS AND NOMINEES FOR ELECTION AS DIRECTORS

                  The following discussion sets forth certain information regarding the current directors and nominees for the Board of Directors of the Company.

                  THOMAS L. AUTH has been a director of the Company since May 1992. He was an executive officer of Interactive Technologies, Inc., a wholly owned subsidiary of the Company, from 1981 to May 2000 and its President from 1983 to May 2000. He was President and Chief Executive Officer of the Company from March 1993 to May 2000. Mr. Auth was appointed Chairman of the Board of Directors of the Company on April 1, 1997. Mr. Auth is a director of MedAmicus, Inc., a publicly held company, and Ergodyne Corporation, EH Publishing, Inc., Vomela Speciality Company and CompU-Shop, Inc., which are privately held companies. He has served as the Treasurer and a Board member of the Security Industry Association and is also a certified public accountant.

                  C. G. BERWIND, JR. has been a director of the Company since May 2000. Mr. Berwind has decided not to stand for reelection for the Board of Directors. Mr. Berwind is a 1951 graduate of the University of Vermont and received an MBA from the Harvard Business School in 1952. He served in the U.S. Coast Guard from 1953 to 1955. Mr. Berwind joined Berwind Corporation in 1955 and worked in its operations from 1955 to 1957. He became Vice President in 1960 and was elected President and Chief Executive Officer in 1967. Mr. Berwind succeeded his father as Chairman in 1972.

                  KENNETH L. BOYDA serves as President and Chief Executive Officer of the Company. Prior to the Merger, he was President and Chief Executive Officer of SLC Technologies, Inc. Mr. Boyda joined the Berwind family of companies in 1990 as President and CEO of Sentrol, Inc. Prior thereto, he worked for fourteen years at Colortran, Inc. in a variety of positions, lastly as President and Chief Executive Officer. Early professional experience included positions at American Can Company, CCMP Management Consultant and Gladding Corporation. Mr. Boyda has extensive international experience, having been involved in and negotiated major contracts in more than forty countries through Europe, Asia and Latin America. He earned an AB degree in Government from Harvard College and an MBA from the Harvard Business School. He has been active in the security industry and has served as a Director of the Security Industry Association, and has served on the boards of several electronic manufacturing companies.

                  JAN P. BRANTJES has been a director of the Company since May 2000. He is a director and Chairman of Laundry Systems Group N.V., a public company in Belgium that manufactures equipment for the laundry industry. From 1958 to 1978, Mr. Brantjes held several management positions in Rockwool B.V., a company manufacturing isolation materials for the building industry. From 1981 to 1992, Mr. Brantjes was Chief Executive Officer and President of Aritech Europe B.V., which in 1992 was sold to SLC. He remained President of Aritech until 1994. From August 2, 1993 through the end of 1997, Mr. Brantjes was a member of the board of directors of SLC. From 1995 through the middle of 1999, Mr. Brantjes also served as an adviser to SLC.

                  BRENDA BROZ EDDY has been a director of the Company since June 2000. She is a founder and principal of Eddy Associates Inc., a management consulting firm specializing in executive coaching, outplacement and leadership team development. Prior to starting her own firm, Ms. Eddy was Senior Vice President and Managing Director of the Senior Executive Consulting Practice for Right Management Company, a large international human resource consulting firm, from 1992 to 1998. She started her consulting career at the strategic consulting firm of Booz Allen and Hamilton in 1969 and from 1970 to 1975 served on the faculty of the Georgetown University School of Business. Ms. Eddy has an MBA from the Harvard Business School and an undergraduate degree from the University of Southern California. She serves on the Business Advisory Councils of Loyola Marymount University's School of Business and Counterpart International.

                  JAMES L. HAMLING has been a director of the Company since February 2001. Mr. Hamling has been serving as Chief Executive Officer of Berwind LLC on an interim basis since February 2001. He graduated from Aurora College in 1965 with a Bachelor of Arts degree. Mr. Hamling began his career in various sales management and marketing positions at Carnation Co., including Product Manager. Subsequent to his tenure at Carnation Co., Mr. Hamling was Vice President, Sales and Marketing of the World Parts Division of Maremont Corp., an automotive parts manufacturer. Mr. Hamling joined Berwind in 1977 as President of its subsidiary company, Perfect Equipment Corp. In July 1981, Mr. Hamling was appointed President of Berwind Industrial Products Company, and from September of 1981 to the present he has served as President and CEO of Berwind Industries. In 1996, he was appointed as President-Berwind Operating Group. Mr. Hamling also currently serves as a director of Engineering Products Co, a private company.

                  LAWRENCE C. KARLSON has been a director of the Company since May 2000. He provides consulting services to a wide variety of businesses and, as a private investor, invests in companies where he can contribute in a non-executive role to the development of the business. Mr. Karlson completed his undergraduate engineering studies at the Ryerson Institute of Technology in Toronto, Canada and was awarded an MBA by the Wharton School of the University of Pennsylvania where he graduated with distinction. Prior to 1993, Mr. Karlson served as Chairman of Spectra-Physics AB, formerly Pharos AB, where he had also served as President and Chief Executive Officer. Mr. Karlson serves on the boards of AmeriSource Health Corporation (AAS), CDI Corporation (CDI), Mikron Instruments Company, Inc. (MIKR), Vlasic Foods International, Inc. (VFI) and Spectra-Physics Lasers, Inc. (SPLI).

                  GERALD D. POSNER is a nominee for the Board of Directors. Mr. Posner is currently President and Chief Executive Officer of Mikron Instruments Company, Inc. Prior to joining Mikron Instruments Company, Inc. in May 1999, Mr. Posner was President of Electronic Measurements, Inc., a New Jersey based manufacturer of power supplies. During Mr. Posner's leadership from 1992 to 1999, a successful LBO creating significant investor appreciation was completed in 1998, resulting in the sale of Electronic Measurements, Inc. to Siebe, plc. Prior to his involvement at Electronic Measurements, Mr. Posner was President of Eurotherm plc's temperature instrumentation subsidiary in the U.S. Mr. Posner holds a Bachelor of Science in Electrical Engineering degree from Cooper Union and Master degree in Business Administration from Clark University. Mr. Posner currently serves as a director of Mikron Instruments Company, Inc. (MIKR), and is also a director of Copley Controls, Inc., a private company.

                  DONALD L. SEELEY has been a director of the Company since May 2000. Mr. Seeley is currently a director and part-time employee of True North Communications, Inc., a marketing communications and advertising firm, and a member of the adjunct faculty of the University of Arizona Finance Department. He served as Vice Chairman and Chief Financial Officer of True North from May 1999 to March 2000. He joined True North in June 1997 as Executive Vice President and Chief Financial Officer. Prior to his appointment at True North, Mr. Seeley was President and Chief Executive Officer of The Alexander Consulting Group in 1993, after previously joining the parent company in 1988 as Senior Vice President--Financial Management. Prior to this positions with Alexander & Alexander he served as Vice President and Treasurer of United Airlines (1986-1988); Vice President and Treasurer of G.D. Searle and Company (1979-1986); and in various financial positions with Firestone Tire and Rubber Company. He earned an MBA and BS in accounting from the University of Colorado at Boulder and is a Chartered Financial Analyst. Mr. Seeley is also a director of Modem Media Inc. (MMPT).

BOARD ACTIONS AND COMMITTEES

                  During the fiscal year ended December 31, 2000, the Board of Directors held nine formal meetings and acted by written consent in lieu of a meeting two times. Board members also met informally during the year to discuss various aspects of the business affairs of the Company.

                  All directors hold office until the next annual meeting of stockholders and until their successors have been elected and qualified or until their earlier death, resignation or removal from office. The officers of the Company are appointed by the Board of Directors and hold office until their successors are chosen and qualified or until their earlier death, resignation, or removal from office.

                  Since August, 2000, the Compensation Committee of the Board of Directors has consisted of Brenda Broz Eddy and Donald L. Seeley. Ms. Eddy is the Chairperson of the Compensation Committee. The Compensation Committee makes recommendations to the Board regarding the compensation of executive officers and administers the Company's stock incentive and stock option plans. Prior to May 2, 2000, the Compensation Committee consisted of Mr. Auth and Messrs. Perry
I. Lewis and M. Wallace McDowell. The Compensation Committee consisting of Ms. Eddy and Mr. Seeley held six formal meetings and acted by written consent in lieu of a meeting one time. The Compensation Committee consisting of Messrs. Auth, Lewis and McDowell did not meet in 2000.

                  Since August, 2000, the Audit Committee of the Board of Directors for 2000 consisted of Ms. Eddy and Messrs. Brantjes and Seeley. Mr. Seeley is the Chairman of the Audit Committee. All three members of the Audit Committee are independent for the purposes of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. The Audit Committee annually recommends the independent accountants for appointment by the Board of Directors and ratification by the stockholders, reviews the services to be performed by the independent accountants, and receives and reviews the reports submitted by them. The Audit Committee held three meetings during 2000. The Audit Committee has adopted a charter, a copy of which is attached as Appendix A to this Proxy Statement.

REPORT OF THE AUDIT COMMITTEE

                  The Audit Committee provides assistance to the Board of Directors in its oversight of the financial accounting practices of the Company and the internal controls related thereto and represents the Board of Directors in connection with the services rendered by the Company's independent auditors.

                  In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2000 with the Company's management and its independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls, and has represented to the Audit Committee that such financial statements were prepared in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for expressing an opinion as to whether the financial statements fairly present the financial position, results of operations and cash flows of the Company in accordance with generally accepted accounting principles.

                  The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Committee has discussed with the independent auditors the auditors' independence from the Company and its management, including the matters in the written disclosures and letter which were received by the Committee from the independent auditors as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended.

                  Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

AUDIT COMMITTEE
Jan P. Brantjes
Brenda Broz Eddy
Donald L. Seeley, Chairperson

                  The Board of Directors has no nominating committee.

                  No member of the Board of Directors in 2000 attended less than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which he served.

COMPENSATION OF DIRECTORS

                  On January 12, 1999, the Company's Board of Directors authorized payment to all nonemployee directors of a $12,000 per year fee, a fee of $750 per meeting attended of the Board of Directors or a Committee of the Board of which they were members, and the reimbursement of all out-of-pocket expenses incurred by them in attending meetings of the Board or Committees of the Board.

                  Effective in May 2000, the Company's Board of Directors terminated the above-described arrangements and authorized a new arrangement for compensating nonemployee directors. Beginning in May 2000, each nonemployee director of the Company was paid an annual fee as compensation for services of such director equal to $20,000, beginning June 30, 2000. The annual fee is based on service ending with the Company's first annual meeting of stockholders in 2001. In addition to the annual fee, each nonemployee director of the Company received $1,000 for each meeting that such director attended in person or by telephone. Each chairperson of a committee of the Company's Board was paid an annual retainer of $3,000, paid quarterly in arrears. Members of Committees were paid $500 for each committee meeting that the director attended in person or by telephone.

                  In addition to the fees described above, the new compensation arrangement for nonemployee directors also included a stock option grant of 5,000 shares of Common Stock. The stock options become exercisable in equal annual installments over a period of two years. The exercise price of the options are based on the fair market value of the Common Stock on the date of the grant by the Company's Compensation Committee. The Compensation Committee made these grants on August 7, 2000.

--------------------------------------------------------------------------------

                                   PROPOSAL 2
           RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

                  On May 2, 2000, PricewaterhouseCoopers LLP, the independent public accountants of the Company, were dismissed from their engagement to audit the Company's financial statements. The reports of PricewaterhouseCoopers LLP issued on the financial statements of the Company for the past two fiscal years contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with its audits for the two most recent fiscal years and through May 2, 2000, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers

LLP would have caused them to make reference thereto in their report on the financial statements for such years. During the two most recent fiscal years and through May 2, 2000, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v) under the Securities Act of 1933).

                  The Company has provided PricewaterhouseCoopers LLP with a copy of these disclosures and has requested and received from PricewaterhouseCoopers LLP a letter addressed to the SEC stating that it agrees with the above statements.

                  On May 2, 2000, the Board of Directors of the Company engaged Arthur Andersen LLP as the independent public accountants to audit the Company's consolidated financial statements. During the two most recent fiscal years and the subsequent interim period through May 2, 2000, the Company did not consult Arthur Andersen LLP regarding either the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company's financial statements, nor on any matter that was either the subject of a disagreement or a reportable event. Arthur Andersen LLP had previously been engaged as the independent accountant to audit the financial statements of SLC Technologies, Inc., which merged with and into the Company on May 2, 2000.

Audit Fees

                  Arthur Andersen LLP's fees for the Company's 2000 audit and review of interim financial statements were $535,000.

Financial Information Systems Design and Implementation Fees

                  Arthur Andersen LLP did not render any professional services to the Company in 2000 with respect to financial information systems design and implementation.

All Other Fees

                  Arthur Andersen LLP's fees for all other professional services rendered to the Company during 2000 were $299,000, which included fees for services related to the Company's Merger, the proxy statement for the Merger, registration statements in connection with Company employee benefit plans, accounting consultations, tax consultation and tax preparation, and other consultations.

Generally

                  The audit committee reviews and considers all Arthur Andersen LLP professional services when assessing auditor independence.

                  All proxies received in response to this solicitation will be voted in favor of the ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants, unless other instructions are indicated thereon. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

STOCKHOLDER APPROVAL

                  The affirmative vote of a majority of the voting power of the shares present in person or by proxy at the Annual Meeting and entitled to vote (assuming a quorum is present) is required to ratify the appointment of Arthur Andersen LLP as the independent public accountants for the Company for the year ending December 31, 2001. Berwind has sufficient voting power to ratify the appointment of Arthur Andersen LLP, and it has indicated that it intends to do so. In the event that the stockholders do not ratify the appointment of Arthur Andersen LLP as the independent public accountants of the Company, the Board of Directors may reconsider its appointment.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT ACCOUNTANTS SET FORTH ABOVE.

--------------------------------------------------------------------------------

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

                  No executive officer of the Company served on the compensation committee of another entity (or any other committee of the board of directors of another entity performing similar functions) during 2000.

INFORMATION CONCERNING CERTAIN EXECUTIVE OFFICERS

                  KENNETH L. BOYDA -- See "INFORMATION REGARDING NOMINEES FOR ELECTION AS DIRECTORS."

                  JOE HURST, age 50, has served as Chief Executive Officer, Asia Pacific Group, of the Company since May 2000. He has been employed by CADDX since 1986 and served as President and a director of CADDX from 1987 until May 2000. Mr. Hurst was a director of ITI from May 1999 to May 2000, and a Senior Vice President of ITI from May 1997 to May 2000. He served as President of the Security Industry Association, a security trade association, from 1993 to 1995.

                  MICHAEL S. LAFAIR, age 36, has served as Vice President, General Counsel and Secretary since July 2000. Prior to joining the Company, Mr. Lafair was Senior Counsel of Berwind where he served in that position from January 1999 until July 2000. Prior to joining Berwind, he was an attorney with Morgan, Lewis and Bockius LLP since 1995. Mr. Lafair's practice was focused on mergers, acquisitions, securities and general corporate matters. Mr. Lafair is a graduate of the Wharton School of the University of Pennsylvania and Temple University School of Law.

                  JOHN R. LOGAN, age 48, has served as Senior Vice President, Finance and Administration, Chief Financial Officer, Treasurer and Assistant Secretary of the Company since May 2000. Mr. Logan joined Sentrol, Inc. through the acquisition of Aritech Corp. in 1993 and became Chief Financial Officer of SLC in 1995. Prior to his career in finance with Aritech Corp., he held several positions at Nortel Networks in both financial and operational capacities. Mr. Logan, a business graduate of Sir George Williams University in Montreal, is a Certified Management Accountant and is APICS certified.

                  M. BRIAN MCCARTHY, age 49, has served as Chief Executive Officer, Americas Group, of the Company since May 2000. Mr. McCarthy joined SLC in December 1997. Prior to joining SLC, Mr. McCarthy was an independent management consultant from October 1996 to December 1997. Mr. McCarthy has extensive experience in the security industry having held positions as Senior Vice President of Marketing and Technology, Division President and Senior Vice President Operations for ADT Security Systems from 1981 to 1996. Mr. McCarthy graduated from Queens University and has a postgraduate degree in systems engineering from University of Waterloo.

                  HUGUES WAUCQUEZ, age 51, has served as Chief Executive Officer, Europe/Africa Group, of the Company since May 2000. Mr. Waucquez joined Aritech Europe as Director of Finance and Administration in 1989 and became President of SLC Europe and Africa in 1993. Prior to joining Aritech, Mr. Waucquez held a variety of positions in manufacturing, finance and marketing at Champion Spark Plug Europe and in the audit department at KPMG in Brussels. Mr. Waucquez is a Belgian citizen and possesses an undergraduate and masters in economics from the University of Namur (Belgium).

COMPENSATION TABLES

Executive Compensation

                  The following table sets forth the cash and non-cash compensation for 1998, 1999 and 2000 awarded to or earned by Messrs. Boyda and Auth, who each served as the Company's Chief Executive Officer during 2000, and the four other most highly compensated executive officers of the Company whose salaries and bonuses exceeded $100,000 during 2000:

                           SUMMARY COMPENSATION TABLE

                                                                                                           Long-Term
                                                              Annual Compensation(1)                      Compensation
                                            ----------------------------------------------------------    ------------
                                                                                                           Number of
                                                                                                             Stock
                                                                                                            Options
 Name and Principal Position       Year        Salary             Bonus (2)     All Other Compensation      Granted
-----------------------------      ----     ------------        ------------    ----------------------    ------------

Thomas L. Auth (President          2000     $    206,154        $     83,333        $  1,156,352(3,4)           25,000(5)
and Chief Executive Officer        1999     $    375,000        $    160,000        $      2,400(4)             57,500
until May 2, 2000)                 1998     $    350,000        $    168,000        $      2,400(4)            100,000

Kenneth L. Boyda(6)                2000     $    490,962(7)     $    131,690        $     14,009(4,8)          146,194
(President and Chief
Executive Officer from
May 2, 2000 to present)

M. Brian McCarthy(6)               2000     $    345,192(7)     $    101,193        $     95,343(4,8)           86,586
Chief Executive Officer,
Americas Group

John R. Logan(6)                   2000     $    202,693(7)     $     62,380        $     24,363(4,8)           33,654
Senior Vice President,
Finance and Administration,
Chief Financial Officer,
Treasurer and Assistant
Secretary

Joe Hurst                          2000     $    200,000        $     97,115(9)     $      2,550(4)             20,000
Chief Executive Officer,           1999     $    196,667        $     80,000        $      3,000(4)             22,500
Asia Pacific Group                 1998     $    185,280        $     81,600        $      3,000(4)             35,000

Hugues Waucquez(6,10)              2000        8,987,358 BEF       2,555,582 BEF       1,332,324 BEF            81,745
Chief Executive Officer,
Europe/Africa Group

(1) All compensation shown, other than the compensation of Mr. Waucquez, is denominated in U.S. dollars. Mr. Waucquez's compensation is denominated in Belgian francs.

(2) Represents bonuses earned for the year shown in the table and paid in the following year.

(3) Amount shown includes a cash severance paid to Mr. Auth of $1,153,802 as a result of his termination in conjunction with the merger on May 2, 2000.

(4) These amounts included in other compensation are matching contributions made by the Company on behalf of the individual under its 401(k) profit sharing plan. Salary deferrals into the 401(k) plan are included in the salary column.

(5) Included in this amount are 20,000 options that were issued on May 2, 2000 to Mr. Auth in connection with his termination from the Company as President and Chief Executive Officer on May 2, 2000. Fifty percent vest on May 2, 2001 while the remaining vest on May 2, 2002. These options were not issued as part of the 2000 Stock Incentive Plan and all expire on August 2, 2003. Also included in this amount are 5,000 non-employee director options that were issued to Mr. Auth on August 7, 2000 in his capacity as a non-employee director at that time.

(6) Mr. Boyda, Mr. McCarthy, Mr. Logan and Mr. Waucquez became employees and executive officers of the Company upon the merger of the Company and SLC on May 2, 2000. Accordingly, only information for 2000 is shown. Compensation includes amounts paid by SLC during 2000 prior to May 2, 2000.

(7) Salary includes an additional 2% of base salary that was paid pursuant to a flexible salary plan maintained by SLC. The flexible salary plan was discontinued in 2001.

(8) Amounts shown represent relocation and temporary housing expenses incurred by Mr. Boyda, Mr. McCarthy and Mr. Logan and amounts reimbursed for the payment of taxes. The amounts include the following payments for taxes: Mr. Boyda $2,244, Mr. McCarthy $26,339 and Mr. Logan $6,704.

(9) Amount shown is composed of bonus amounts paid prior to the Merger pursuant to the ITI Annual Incentive Plan ($42,000), and amounts paid following the Merger pursuant to the 2000 Annual Incentive Plan ($55,115).

(10) Mr. Waucquez is paid in Belgian francs. Mr. Waucquez's compensation in U.S. dollars, calculated using an exchange rate of 43.5 Belgian francs to the US dollar would be as follows: salary ($206,529), bonus ($58,749) and all other compensation ($30,628). All other compensation is composed of the Company's contribution to Mr. Waucquez's pension plan.

No individual named above received perquisites or non-cash compensation during the years indicated exceeding the lesser of $50,000 or an amount equal to 10% of such person's salary and bonus.

Stock Options

         The following table sets forth information concerning individual grants of all stock options made during the year ended December 31, 2000, to each of the executive officers named in the Summary Compensation Table. Options described in the table were granted under the Company's Stock Incentive Plan as part of an overall incentive compensation program.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                      Percentage of
                       Number of      Total Options
                      Securities        Granted to      Exercise                                 Potential Realizable
                      Underlying       Employees in    Price per      Expiration        Value at Assumed Annual Rates of Stock
Name                Options Granted        2000          Share           Date             Price Appreciation for Option Term
----                ---------------   -------------   ------------   ------------   ----------------------------------------------
                                                                                        0%(5)             5%              10%
----                ---------------   -------------   ------------   ------------   ----------------------------------------------

Thomas L. Auth             20,000(1)            1.9%  $      24.19       8/2/2003   $         --     $     76,259     $    160,138
                            5,000(2)            0.5          10.50       8/7/2010             --           33,017           83,671
Kenneth L. Boyda           40,000(3)            3.7          10.50       8/7/2010             --          264,136          669,372
                          106,194(4)            9.8          12.09      3/13/2008      1,283,885        1,226,503        2,937,689
M. Brian McCarthy          30,000(3)            2.8          10.50       8/7/2010             --          198,102          502,029
                           56,586(4)            5.2          12.09      3/13/2008        684,125          653,548        1,565,362
Joe Hurst                  20,000(3)            1.9          10.50       8/7/2010             --          132,068          334,686

John R. Logan              20,000(3)            1.9          10.50       8/7/2010             --          132,068          334,686
                           13,654(4)            1.3          12.09      3/13/2008        165,077          157,699          377,716
Hugues Waucquez            20,000(3)            1.9          10.50       8/7/2010             --          132,068          334,686
                           61,745(4)            5.7          12.09      3/13/2008        746,497          713,133        1,708,077

(1) Consists of options that were issued on May 2, 2000 to Mr. Auth in connection with his termination from the Company. Fifty percent vest on May 2, 2001 while the remaining vest on May 2, 2002. These options were not issued as part of the 2000 Stock Incentive Plan and all expire on August 2, 2003.

(2) Consists of non-qualified non-employee director options that were issued to Mr. Auth on August 7, 2000 in his capacity as a non-employee director at that time.

(3)  Non-qualified stock options granted under the Interlogix Stock Incentive
     Plan.

(4) Non-qualified options granted on March 13, 1998 under the SLC Incentive Plan that began vesting over a three year period at the time that SLC went public. This occurred as a result of the merger with the Company on May 2, 2000.

(5) Reflects the difference between the fair market value at the date of grant, and the exercise price of the non-qualified options.

                       AGGREGATED OPTION EXERCISES IN 2000
                        AND FISCAL YEAR-END OPTION VALUES

                        Number of
                          Shares
                         Acquired
                          upon                 Value             Number of Securities               Value of Unexercised
Name                     Exercise            Realized       Underlying Unexercised Options       "In the Money" Options(1)
----                   ------------        ------------     ------------------------------    ------------------------------

                                                            Exercisable      Unexercisable    Exercisable      Unexercisable
----                   ------------        ------------     ------------     -------------    ------------     -------------

Thomas L. Auth              339,254(2)     $  8,810,775          359,255            5,000     $    431,668     $     41,875

Kenneth L. Boyda                 --                  --          208,596          146,194          361,914        1,055,526

M. Brian McCarthy                --                  --           45,512           86,586           78,963          635,186

Joe Hurst                    40,750(2)     $    734,656           35,250           24,857               --          167,500

John R. Logan                    --                  --           26,549           33,654           46,063          260,142

Hugues Waucquez                  --                  --           45,512           81,745           78,963          586,440

(1) Based on $18.875 per share closing price of the Common Stock on the Nasdaq on December 29, 2000.

(2) Non-qualified options cancelled in connection with the merger on May 2, 2000. The merger agreement allowed for each holder of options to receive a cash payment of $36.50 per option for up to 50% of the number of shares covered by those options in exchange for cancellation of the options. Both individuals cancelled 50% of their shares.

PENSION PLANS

                  Mr. Waucquez is a participant in a Flexible Benefit Pension Plan (the "Plan") that is offered to certain of our European employees. Benefits paid at retirement are based on salary earned throughout the employment period. The participation to the Plan is a fixed percentage paid by the Company and a fixed percentage withheld from the employee's gross salary. Mr. Waucquez's fixed employer paid percentage is 8.7% of his gross salary. His employee percentage is 1.8% of his gross salary up to $32,000 and 4.2% thereafter. At December 31, 2000, his estimated payout at the retirement age of 65 is $634,407, converted from Belgian francs at a rate of 43.5 Belgian francs to the US dollar.

EMPLOYMENT CONTRACTS

                  In connection with the April 30, 1997, acquisition of CADDX, Mr. Hurst entered into a one-year employment agreement with CADDX, which provides that his annual base salary will be $175,000 and that he will be eligible for discretionary bonus compensation in such amounts as determined from time to time by the Board of Directors. Subsequent to the initial one-year term of the agreement, CADDX agreed that Mr. Hurst's annual base salary shall be not less than $175,000 and he will be eligible for severance pay in an amount equal to six months' base salary if employment is terminated without cause or if he suffers a reduction in status or duties. Concurrent with execution of his employment agreement, Mr. Hurst entered into a five-year non-competition agreement with the Company. As a recipient of stock options under the Stock Incentive Plan, Mr. Hurst is also subject to additional non-compete restrictions.

                  The Company paid a bonus to Mr. Hurst upon the closing of the Merger equal to one-twelfth of his target 1999 bonus for each calendar month or portion thereof of calendar year 2000 that precedes the closing. The Board of Directors of the Company also determined that any unvested stock options granted to Mr. Hurst under the Company's Stock Incentive Plan will vest on the earlier of the date they would vest under the applicable employee stock option agreement or termination of Mr. Hurst's employment with the Company.

                  Mr. Auth was subject to a compensation agreement during 1999 that provided that his base salary would not be less than $300,000. After the Company and SLC had agreed upon the principal terms and conditions of the Merger, Mr. Auth negotiated with SLC management for new compensation arrangements for himself and modifications of the compensation arrangements of most of the other executive officers of the Company. The new compensation arrangement for Mr. Auth was documented in an employment agreement entered into between Mr. Auth and the Company on the date the Merger Agreement was approved by the Company's Board of Directors. The new compensation arrangements for the other officers involved were approved by the Company's Board of Directors at the same time the Merger Agreement was approved. Mr. Auth's new employment agreement with the Company provided for a three-year term beginning on the date of closing of the Merger. The principal terms of this employment agreement were:

                  o a monthly salary of $33,333, which amounts to $399,996 annually;

                  o the issuance to Mr. Auth, on the date of closing, of options to acquire 20,000 shares of the Company's Common Stock at an exercise price equal to the fair market value on the date of grant;

                  o continuing to pay the operating costs of a Company-furnished automobile;

                  o    standard group benefits; and

                  o the right to elect to waive the last $40,000 in salary payable under the agreement in exchange for health insurance coverage for Mr. Auth and his spouse until Mr. Auth reaches the age of 65.

                  In addition to the employment agreement, the Company paid Mr. Auth a bonus upon the closing of the Merger equal to one-twelfth of his target 1999 bonus for each calendar month or portion thereof of calendar year 2000 that precedes the closing. The Board of Directors of the Company also determined that any unvested options held by Mr. Auth under the Company's Stock Incentive Plan will immediately vest following the term of the employment agreement.

                  On June 29, 2000, the Company entered into a separation agreement with Mr. Auth (the "Separation Agreement"), pursuant to which Mr. Auth's employment and all prior employment agreements between Mr. Auth and the Company were terminated effective June 30, 2000. Mr. Auth will remain a Director in accordance with the Voting Agreement and will be entitled to compensation provided to other nonemployee directors during such time. See "VOTING AGREEMENT." Under the Separation Agreement, the Company agreed to pay Mr. Auth a severance payment of $1,153,802, which will be paid in full within 10 days following the date of the agreement. Until May 2, 2002, the Company will provide Mr. Auth with the secretarial services of Mr. Auth's former assistant at the Company or, if she is no longer employed by the Company or ceases to perform such services for Mr. Auth, an allowance of $4,000 per month. Mr. Auth will assume the lease of the automobile previously provided to him by the Company. In addition, Mr. Auth will receive standard group insurance benefits from the Company until May 2, 2003. The Company also agreed that 157,500 stock options previously granted to Mr. Auth shall not expire 90 days following Mr. Auth's termination with the Company, as they otherwise would. All of these options will now expire on August 2, 2003. In addition, the Company agreed to make 15,500 stock options previously granted to Mr. Auth immediately exercisable.

                  The Company entered into severance agreements with Messrs. Boyda, Logan and McCarthy, which became effective on October 27, 2000. The term of each severance agreement is five years, with automatic one-year renewal terms after the five year period has expired.

                  The Company and Messrs. Boyda, Logan and McCarthy each have the discretion to terminate the employment arrangement at anytime, provided proper notice is given. Upon termination of each of Mr. Boyda's, Mr. Logan's and Mr. McCarthy's employment without cause (termination without cause means, among other things, that termination was not a result of the executive's gross negligence or willful misconduct), the Company will pay each of the respective terminated employees severance benefits, described in more detail below, upon receipt of a release from the respective terminated employee of all claims he may have against the Company due to his employment or his termination from the Company. Additionally, if Messrs. Boyda, Logan or McCarthy voluntarily terminates his respective employment for good reason, which generally includes any material diminution in the executive's pay, benefits or responsibilities, the Company will pay each of the respective terminated employees severance benefits. Severance benefits consist of a multiple (2.0 in the case of Mr. Boyda, 1.5 in the case of Messrs. Logan and McCarthy) of the terminated employee's annual compensation and annual incentive bonus. In addition to the multiple of the terminated employee's annual compensation and target bonus, the employee shall also receive the following severance benefits:

                  o The employee's annual incentive bonus for the fiscal year in which termination occurs, prorated for the number of months he was employed by the Company during that year;

                  o Payment or waiver of the applicable health plan premium for COBRA coverage;

                  o A payment equal to the unvested amount in the employee's account in the Company's 401(k) plan and/or other retirement plan that remains unvested at the time of termination;

                  o    Senior executive outplacement services for one year;

                  o The executive's respective multiple times certain perquisites, such as a car allowance; and

                  o    Vesting of all unvested stock options.

                  The agreements also provide for restrictions on Messrs. Boyda's, Logan's and McCarthy's ability to disclose information about the Company, or to compete with the Company during each of their employment and for two years after each of their respective terminations.

REPORT OF THE COMPENSATION COMMITTEE

                  The Compensation Committee of the Board of Directors is composed entirely of non-employee directors. The Compensation Committee is responsible for establishing and administering the Company's executive compensation programs. This report addresses the Company's compensation policies and practices, and the Compensation Committee's decisions regarding 2000 compensation as they affected the Chief Executive Officers and the four other most highly paid executive officers of the Company at year end 2000. These individuals are collectively referred to as the "named executive officers." These policies and practices also generally affect the compensation of the Company's other officers and high level executives.

COMPENSATION PHILOSOPHY

                  The Company merged with SLC Technologies, Inc. on May 2, 2000. As a result of the Merger, the Company reviewed the prior compensation policies and practices of both corporations and worked to maintain and develop compensation practices and policies that recognized important principles from prior years, while taking into account the needs of the new organization going forward. The Committee establishes compensation, including executive compensation, according to the following principles of the Company's compensation philosophy:

                  o Emphasize a performance culture by providing competitive base pay and incentive opportunities. Annual incentive opportunities, for those eligible, will be based on achievement of Company and individual performance targets, while long term incentives will be equity-based and will therefore be dependent on Company performance.

                  o Consider roles, skills, abilities and performance expectations on an individual level so that total pay levels will reflect both the competitive market and individual performance.

                  o Reinforce an ownership culture in the Company and accomplish this by making equity-based compensation vehicles available to certain employees.

PEER GROUP

                  For purposes of benchmarking compensation for executive officers, the Committee has developed, and will continue to develop in the future with the assistance of a compensation consultant, a peer group composed of electronic equipment manufacturers and designers, as well as other technology-based corporations. For the year ended December 31, 2000, the Committee relied upon the determination of compensation based on the peer groups used by SLC and ITI prior to the Merger. Except for the base salary increases for Messrs. McCarthy and Logan that were approved and became effective July 1, 2000, the salaries of the remaining named executive officers were not altered from prior to the Merger.

                  The peer group will be reviewed periodically by the Compensation Committee. The companies in the peer group include those that the Compensation Committee has determined are the Company's primary competitors for recruiting and retaining key executives.

OVERVIEW

                  Compensation for persons serving as executive officers at the end of 2000 consisted of the following components: (1) an annual base salary;
(2) a bonus targeted under the Company's 2000 Annual Incentive Plan under which bonus amounts were determined by the extent to which actual performance of the Company achieved thresholds and targets with respect to goals established and approved by the Compensation Committee and individual performance; and (3) non-qualified stock options granted under the 2000 Stock Incentive Plan.

BASE SALARY

                  Base salaries for executive officers following the Merger were the same as the base salaries of those executive officers prior to the Merger, with the exceptions of Messrs. Logan and McCarthy. The Company attempts to provide competitive base salaries to its executive officers, taking into account such factors as (i) its salary structure as compared to salaries paid by other companies, (ii) the Company's own business performance, and (iii) general economic factors.

ANNUAL INCENTIVE COMPENSATION

                  Annual incentive target opportunities are generally established each year based on a percentile of applicable market data.

                  Based on 2000 results of the Company, Messrs. Boyda, Logan, Hurst and Waucquez received bonuses under the 2000 Annual Incentive Plan. In general, annual incentive awards for all officers are based on performance measures included in the yearly Annual Incentive Plan.

                  The 2000 Annual Incentive Plan was based on the achievement of objective corporate performance goals established following the Merger. Each year, the Compensation Committee will establish performance goals based on one or more corporate performance criteria, and establishes target awards based on the achievement of these goals. Target awards are set as a percentage of base salary. The performance measures for the named executive officers for 2000 were return on equity and sales growth. For the other members of senior management, the performance measures for 2000 consisted of return on equity, sales growth and various other metrics, such as operating income growth, working capital targets and personal objectives.

LONG-TERM INCENTIVE COMPENSATION

2000 Stock Incentive Plan

                  The 2000 Stock Incentive Plan permits the grant to executive officers, employees and directors of the Company of stock options, restricted stock, stock appreciation rights, and dividend equivalent awards.

                  Generally, the Company makes annual stock option grants to management employees. The Committee establishes the terms and conditions of the options at the time of grant. On August 1, 2000, the Committee approved an aggregate of 633,000 grants of non-qualified stock options to employees that became effective on August 7, 2000. In addition, the Committee approved 35,000 grants of non-qualified stock options to the Company's non-employee directors that became effective on August 7, 2000.

                  For grants to employees in 2000 following the Merger, the options were for terms of ten years and were subject to a vesting schedule under which 1/3 of the options become exercisable on each of the first three anniversaries of the grant date. The options granted to non-employee directors in 2000 following the Merger also have a ten year term, but vest over a two year period. Prior to the Merger, SLC granted 113,785 non-qualified stock options to some of its employees in April. Upon consummation of the Merger, SLC granted an additional 265,487 non-qualified stock options to certain employees. All of the non-qualified stock options granted by SLC were at 50% of fair market value at the time of the grant. All other options were granted with an exercise price equal to the fair market value of the underlying shares of common stock on the date of the grant. The total number of options granted under the 2000 Stock Incentive

Plan, to executive officers, employees and directors was 680,000. Stock options were granted to Messrs. Auth and Boyda as discussed in Chief Executive Officer Compensation below.

CEO COMPENSATION

                  Compensation of the Chief Executive Officer follows the compensation philosophy for executive compensation described above. In 2000, Mr. Auth served as Chief Executive Officer of the Company until May 2, 2000. Mr. Boyda became Chief Executive Officer on May 2, 2000. The components of executive compensation of Mr. Auth for the post-merger period consisted primarily of a continuation of the compensation he had received prior to the Merger until June 30, 2000. As of June 30, 2000, a separation agreement became effective between Mr. Auth and the Company, whereby his employment with the Company was terminated, and Mr. Auth became a non-executive Chairman of the Board of Directors.

MR. AUTH'S COMPENSATION

Base Salary and Bonus

                  Prior to the Merger, Mr. Auth's base salary was $375,000, pursuant to his employment agreement dated as of September 28, 1999, which became effective on May 2, 2000. Pursuant to the separation agreement dated as of June 29, 2000, Mr. Auth was no longer employed as of June 30, 2000, and he did not receive any further base salary compensation.

                  Mr. Auth's bonus compensation in 2000 consisted of non-qualified stock options for 20,000 shares of Common Stock. The exercise price of these options is $24.1875, the fair market value on the date of the grant. Pursuant to the terms of his separation agreement, Mr. Auth will be able to exercise 10,000 of those options as of May 2, 2001, and he will be able to exercise the remainder as of May 2, 2002. Mr. Auth did not receive any compensation pursuant to the 2000 Annual Incentive Plan. For further discussion of Mr. Auth's bonus compensation in 2000, see "Employment Contracts."

MR. BOYDA'S COMPENSATION

Base Salary

                  Prior to the Merger, Mr. Boyda's annual base salary for 2000 was $478,000. Mr. Boyda's salary following the Merger remained at the same level as prior to the Merger.

Annual Incentive Compensation

                  Pursuant to the 2000 Annual Incentive Plan, Mr. Boyda received a bonus of $131,690 for the year 2000. This was based on the Company's achievement of targets for sales growth and return on equity established by the Compensation Committee following the Merger.

Long Term Incentive Compensation

                  Pursuant to the 2000 Stock Incentive Plan, Mr. Boyda received non-qualified stock options for 40,000 shares of Common Stock. In addition, on May 2, 2000, Mr. Boyda received non-qualified stock options for 106,194 shares of Common Stock pursuant to the SLC Incentive Plan. These options for 106,194 shares vest one-third on each anniversary of the grant as a result of the Merger.

MILLION DOLLAR DEDUCTION LIMITATION (IRC SECTION 162(m))

                  Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the Company's ability to deduct compensation in excess of $1,000,000 paid during a tax year individually to the Chief Executive Officer or any of the four other highest paid executive officers at year end. Certain performance-based compensation is not subject to such deduction limit. Awards of stock options under the Company's 2000 Stock Incentive Plan are designed to meet the criteria of "performance-based" compensation that is fully deductible under Code Section 162(m). It is the Committee's intent to maximize the deductibility of executive compensation while retaining the discretion necessary to compensate executive officers in a manner commensurate with performance and the competitive market for executive talent.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

                  The Compensation Committee consists solely of independent members of the Board of Directors. There are no interlocking arrangements involving service by any executive officer on the Compensation Committee of another entity and an executive officer of such other entity serving on the Company's Compensation Committee.


Brenda Broz Eddy, Chairperson
Donald L. Seeley

                                PERFORMANCE GRAPH


         The Company's Common Stock has been traded on The Nasdaq National Market since November 22, 1994. Prior to that date, there was no public market for the Company's Common Stock. The following graph shows changes during the period from December 29, 1995, to December 31, 2000, in the value of $100 invested in: (1) the Company's Common Stock; (2) the Total Return Index for The Nasdaq Stock Market (U.S.) and (3) the Total Return Index for The Nasdaq Non-Financial Stocks.* The values of each investment as of the dates indicated are based on share prices plus any dividends paid in cash, with the dividends reinvested on the date they were paid. The calculations exclude trading commissions and taxes.

               Comparison of Five-Year Cumulative Total Returns**

                                     [GRAPH]

COMPANY/INDEX NAME                               12/1995     12/1996     12/1997     12/1998     12/1999    12/2000
------------------                               -------     -------     -------     -------     -------    -------
INTERLOGIX, INC.                                  100.0        50.8        73.1       104.2       100.8       63.4
Nasdaq Stock Market (US Companies)                100.0       123.0       150.7       212.5       394.9      237.7
Nasdaq Non-Financial Stocks                       100.0       121.5       142.2       208.7       408.7      238.5
SIC 0100-5999, 7000-9999
         The index level for all series was
         set to $100.00 on 12/29/1995.

*The Company believes it cannot select a peer group of companies with sufficiently similar capitalization and mix of products and services to provide a meaningful comparison of stock performance.

**Produced on 03/27/2001 including data to 12/29/2000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                  Thomas L. Auth, Chairman of the Company, is a director and shareholder in EH Publishing, Inc., which publishes several periodicals, including Popular Home Automation and CE Pro, operates a web site at http://www.electronichouse.com, and coordinates the Home Automation Trade Show. Both Interactive Technologies, Inc., and CADDX Controls, Inc., subsidiaries of the Company, advertise in periodicals published by EH Publishing from time to time. Additionally, Interactive Technologies advertises on EH Publishing's web site and participates in the Home Automation Trade Show. During the fiscal year ended December 31, 2000, subsidiaries of the Company paid EH Publishing an aggregate of $87,649 for advertising and trade show services. All of these transactions have been negotiated at arms' length by employees of the Company's subsidiaries and Mr. Auth had no personal involvement. Furthermore, the Board of Directors of Interactive Technologies, Inc. has approved the transactions to date and authorized the future placement, by Interactive Technologies and its affiliates, of advertisements in trade periodicals published by EH Publishing at customary rates.

                  Berwind Property Group Inc. ("Berwind Property"), an affiliate of Berwind, from time to time provides real estate services and, through partnership affiliates, leased facilities to the Company and its subsidiaries. The total amount of payments made by the Company in 2000 to Berwind Property was $1,696,567. The Company plans to continue purchasing these services and leasing these facilities. The transactions described above have been and will continue to be conducted on an arms-length basis.

                                 OTHER BUSINESS

                  All items of business intended by management to be brought before the meeting are set forth in this Proxy Statement, and management knows of no other business to be presented. If other matters of business not presently known to the Board of Directors shall be properly raised at the Annual Meeting, the persons named as the proxies will vote on such matters in accordance with their best judgment.

                          FUTURE STOCKHOLDER PROPOSALS

                  Under the 1934 Act, the Company's stockholders may submit proposals to be considered at an annual stockholders' meeting. Rule 14a-8 under the 1934 Act sets forth the procedure and requirements for requesting that the Company include these proposals in its proxy statement. However, a stockholder may submit proposals to be voted on at an annual meeting without having the proposals included in the Company's proxy statement. These proposals are known as "non-Rule 14a-8 proposals."

                  Rule 14a-4(c)(1) under the 1934 Act states when the proxies named by a company for an annual meeting may exercise their discretionary voting powers for proposals not included in the company's proxy statement, including non-Rule 14a-8 stockholder proposals. Rule 14a-4(c)(1) provides that proxies named by a company to vote at an annual meeting may be given discretionary authority to vote all proxies with respect to any non-Rule 14a-8 proposals that properly come before the annual meeting for a vote of the stockholders if (i) the company has not received advance notice of the proposal at least 45 days before the date on which the company first mailed its proxy materials for the prior year's annual stockholders' meeting and (ii) stockholders have been notified by the company of this 45-day advance notice requirement.

                  The Company hereby notifies its stockholders that for the annual meeting of stockholders expected to be held in May 2002, the deadline for notifying the Company of any non-Rule 14a-8 stockholder proposals is February 16, 2002. Notice of any such proposal must be given in writing to the Secretary of the Company, Mr. Michael S. Lafair, Interlogix, Inc., 114 West 7th Street, Suite 1300, Austin, Texas 78701. Therefore, the Company's proxies will be able to exercise their discretionary voting authority with respect to any non-Rule 14a-8 proposal not submitted to the Company or submitted to the Company after February 16, 2002.

                  The notification deadline for stockholders wishing to have a Rule 14a-8 proposal considered for inclusion in the Company's proxy solicitation materials for the Annual Meeting of Stockholders to be held in 2002 is December 3, 2001. Such proposals must be set forth in writing and received by the Secretary of the Company, Mr. Michael S. Lafair, at the above address on or before December 3, 2001.

                  Due to the technical nature of the rights of stockholders and the Company in this area, a stockholder desiring to make a stockholder proposal should consider consulting his or her personal legal counsel with respect to such rights.

                              FINANCIAL INFORMATION

                  The Company's 2000 Annual Report on Form 10-K, including, but not limited to, consolidated balance sheet as of December 31, 2000, and 1999 and the consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 2000, 1999 and 1998, accompany these materials. A copy of the 1999 Annual Report of Form 10-K for the year ended December 31, 2000, as filed with the SEC, may be obtained without charge upon written request to the Company. Requests should be directed to Corporate Secretary, Interlogix, Inc., 114 West 7th Street, Suite 1300, Austin, Texas 78701.


                                        By Order of the Board of Directors

                                        /s/  Michael S. Lafair

                                        Michael S. Lafair
Dated:  April 12, 2001                  Secretary

                                   Appendix A

                                INTERLOGIX, INC.
                             AUDIT COMMITTEE CHARTER


COMMITTEE RESPONSIBILITIES

The Audit Committee of Interlogix, Inc.'s Board of Directors is responsible for the oversight of the company's financial reporting and internal controls. Specific responsibilities of the Audit Committee include:

         o Selecting, evaluating, and, where appropriate, replacing the independent auditor. This includes communicating to the independent auditor that he or she is ultimately accountable to the Board and the Committee.

         o Ensuring receipt from the independent auditors of a written statement regarding relationships and services, which may affect objectivity and independence. Discuss any relevant matters with the independent auditors and recommend that the full board take appropriate action to address the auditor's independence issues, which may come to the Committee's attention. The Committee will also review and approve requests for any significant management consulting engagements to be performed by the independent auditors.

         o Reviewing the external audit plans and scopes and approving the fees of the Company's independent auditors.

         o Reviewing and advising management and the Board on the adequacy of the Company's internal controls and financial reporting based upon the reports of management and its independent auditors.

         o Periodically discussing with the independent auditors out of the presence of management the Company's internal controls, including their recommendations, if any, for improvements in the Company's internal controls and the implementation of such recommendations.

         o The Committee is authorized to confer with Company management and other employees to the extent it may deem necessary or appropriate to fulfill its duties. Additionally, the Chairman or the Committee may meet independently with management and/or the independent auditors to discuss issues and to make recommendations within the Committee's realm of responsibility.

         o The Chairperson and/or his Committee designee will review all financial results with the Company's chief financial officer and the independent auditors prior to the public announcement of financial results and the filing of SEC form 10Q and 10K.

         o Discussing with the independent auditors their judgments about the quality, not just the acceptability, of the Company's accounting principles as applied in financial reporting. Review with management recommended changes in methods of accounting or financial statement presentation. The Committee shall also review with the independent auditors any significant proposed changes in accounting principles and financial statements.

         o Reviewing periodically with the general counsel any legal and regulatory matters that may have a material effect on the Company's financial statements, operations, compliance policies and programs.

         o Providing in the annual proxy statement a report of the Committee's findings as a result of its oversight responsibilities.

COMMITTEE MEMBERSHIP

The membership of the Committee will be:

         o        Appointed by the Board of Directors.

         o Composed of independent directors as defined by the applicable regulatory authorities.

         o Composed of at least three members; each of whom is financially literate or becomes financially literate within a reasonable period of time after appointment, and at least one of which has accounting or related financial expertise as defined by the applicable regulatory authorities.

COMMITTEE MEETINGS

Meetings will be held as required, but no less than four times per year. The Committee will report to the Board from time to time with respect to its activities and its recommendations. When presenting any recommendation or advice to the Board, the Committee will provide such background and supporting information as may be necessary for the Board to make an informed decision. The Committee will keep minutes of its meetings and will make such minutes available to the full Board for its review. The Committee shall report to stockholders in the Company's proxy statement for its annual meeting whether the Committee has satisfied its responsibilities under this Charter.

COMMITTEE CHARTER REVIEW AND APPROVAL

This Audit Committee Charter will be reviewed and approved by the Board of Directors annually and will be included in the proxy at least every three years.

                           o DETACH PROXY CARD HERE o


     [_____]

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND ITEMS 2.


------------------------------------------------------------------------------------------------------------------------------------

ITEM 1. ELECTION OF DIRECTORS.     FOR all nominees    [ ]       WITHHOLD AUTHORITY to vote        [ ]      *EXCEPTIONS    [ ]
                                   listed below                  for all nominees listed below

Nominees: 01-Thomas L. Auth, 02-Kenneth L. Boyda, 03-Jan P. Brantjes, 04-Brenda Broz Eddy, 05-James L. Hamling,
          06-Lawrence C. Karlson, 07-Gerald D. Posner, 08-Donald L. Seeley


(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S
NAME ON THE SPACE PROVIDED BELOW.)

*Exceptions
            ------------------------------------------------------------------------------------------------------------------------

ITEM 2. RATIFICATION OF ARTHUR ANDERSEN LLP AS INDEPENDENT ACCOUNTANTS

                                                                                          Change of Address and/
     FOR       [ ]       AGAINST        [ ]       ABSTAIN        [ ]                      or Comments Mark Here    [ ]

ITEM 3. OTHER MATTERS

     In their discretion, the proxies are authorized to vote upon such other   THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED
matter as may properly come before the meeting or at any adjournment thereof.  HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO
                                                                               DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR
                                                                               ITEMS 1 AND 2 AND WILL GRANT DISCRETIONARY AUTHORITY
                                                                               PURSUANT TO ITEM 3.

                                                                               Dated:                                        , 2001
                                                                                     ----------------------------------------

                                                                               ----------------------------------------------------
                                                                                                    Signature(s)

                                                                               ----------------------------------------------------
                                                                                              Signature(s) on Line

                                                                               Note: Please date this Proxy, sign your name exactly
                                                                               as it appears hereon, and return promptly using the
                                                                               enclosed postage paid envelope. Joint owners should
                                                                               each sign. When signing as attorney, executor,
                                                                               administrator, trustee or guardian, please give full
                                                                               title as such.

                               PLEASE DETACH HERE
                 YOU MUST DETACH THIS PORTION OF THE PROXY CARD
                o BEFORE RETURNING IT IN THE ENCLOSED ENVELOPE o

                                INTERLOGIX, INC.

                                     PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Kenneth L. Boyda and John R. Logan, and each of them, attorneys and proxies of the undersigned, with full power of substitution and does hereby request that the votes attributable to all of the undersigned's shares be cast as directed, with all powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders to be held at the Stephen F. Austin Inter-Continental Hotel, 701 Congress Avenue, Austin, Texas 78701 on Wednesday, May 23, 2001 at 8:30 a.m., C.D.T., and at any adjournment thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" ALL PROPOSALS. A PROXY MARKED IN SUCH MANNER AS NOT TO WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF ANY NOMINEE SHALL BE DEEMED TO GRANT SUCH AUTHORITY.

     The undersigned hereby ratifies and confirms all the parties shall lawfully do or cause to be done by virtue hereof and hereby revokes all proxies previously given to vote such shares.


         CONTINUED, AND TO BE COMPLETED AND SIGNED, ON THE REVERSE SIDE

                      SEE REVERSE FOR VOTING INSTRUCTIONS.


                                                  INTERLOGIX, INC.
                                                  P.O. BOX 11165
                                                  NEW YORK, N.Y. 10203-0165